UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2018

OneMain Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 25, 2018 (the “Closing”), OMH Holdings, L.P., a Delaware limited partnership (“Purchaser”), in accordance with the terms of the Share Purchase Agreement dated January 3, 2018 (the “SPA”), completed its purchase of 54,937,500 shares (the “Purchased Shares”) of common stock, par value $0.01 per share (“Company Common Stock”), of OneMain Holdings, Inc., a Delaware corporation (“OneMain” or the “Company”), beneficially owned by Springleaf Financial Holdings, LLC, a Delaware limited liability company (“SFH” or “Seller”), at a purchase price per share of $26.00, for an aggregate purchase price of approximately $1,428,375,000 in cash (the “Private Sale”). As of June 25, 2018, the Purchased Shares represented approximately 40.5% of the outstanding Company Common Stock.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2018, in connection with the Private Sale and pursuant to the SPA, the Company and Purchaser entered into an amended and restated Stockholders Agreement (the “A&R Stockholders Agreement”) containing, among other things, certain provisions described below.

Board Representation. For so long as Purchaser (together with any Permitted Transferees (as defined in the A&R Stockholders Agreement) (Purchaser and any Permitted Transferees, collectively the “Stockholders”)) beneficially owns: (a) at least 33% of the outstanding shares of Company Common Stock and other securities of the Company entitled to vote generally in the election of directors of the Company (together, the “Company Securities”), Purchaser will be entitled to designate a number of directors equal to the majority of the Board of Directors of the Company (the “Board”), plus one (1) director and in these circumstances the majority of the directors of the Board shall be independent (the “Independent Directors”), (b) less than 33%, but at least 20%, of the Company Securities, Purchaser will be entitled to designate a number of directors equal to the majority of the Board, minus one (1) director, unless the Board consists of six (6) or fewer directors, in which case, Purchaser shall be entitled to designate two (2) directors to the Board, (c) less than 20%, but at least 10%, of the Company Securities, Purchaser will be entitled to designate a number of directors proportional to its interest (rounded up to the nearest whole number), unless the Board consists of six (6) or fewer directors, in which case, Purchaser shall be entitled to designate two (2) directors to the Board, and (d) less than 10%, but at least 5%, of the Company Securities, Purchaser will be entitled to designate a number of directors proportional to its interest (rounded up to the nearest whole number), unless the Board consists of six (6) or fewer directors, in which case, Purchaser shall be entitled to designate one (1) director to the Board.  Purchaser’s right to nominate directors to the Board may not be transferred to a subsequent acquirer of its shares of the Company Securities. The Company covenants to take all reasonable actions to cause to be elected, and to continue in office, such nominees of Purchaser.

Voting Obligations. Purchaser shall refrain from taking any action to remove, or voting in favor of the removal, from the Board, prior to the expiration of their existing respective terms, Jay N. Levine, Roy A. Guthrie and Anahaita N. Kotval, in each case other than for cause.

Standstill Provisions. The Stockholders agree that, during the period beginning on the date the A&R Stockholders Agreement was executed and ending on the earlier of (i) January 3, 2020 and (ii) such time as the Stockholders collectively have beneficial ownership of less than 20% of the Company Securities (the “Standstill Period”), they shall not, and shall cause certain of their affiliates (such affiliates, “Controlled Affiliates”), and shall direct their representatives acting at their direction, and shall cause their Controlled Affiliates’ representatives acting at such Controlled Affiliates’ direction, not to, directly or indirectly, as part of a “group” (as such term is applied under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)), effect, or enter into any agreement to effect, (x) any acquisition of any Company Securities, or rights or options to acquire any Company Securities, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding or otherwise or (y) any tender or exchange offer, consolidation, business combination, acquisition, merger or other extraordinary transaction involving the Company or a material portion of the assets of the Company, in each case without the approval of the majority of the Independent Directors who are disinterested and independent under Delaware law (the “Disinterested Directors”), in each case subject to certain exceptions.  Six (6) months after the Closing, the Stockholders may purchase additional shares of Company Securities so that the Stockholders own, in the aggregate (including Company Securities previously owned by Purchaser and its affiliates), up to a maximum beneficial ownership of 52% of the outstanding shares of Company Securities.

Matters Reserved for Approval of the Disinterested Directors. For as long as the Stockholders have beneficial ownership of at least 20% of the Company Securities, the following actions shall require the approval of the majority of the Disinterested Directors: (a) any transaction or series of transactions between any Stockholder or any of their respective affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, that could reasonably be expected to have a value in excess of $30,000,000 (other than ordinary course purchases of asset-backed securities from the Company or any of its subsidiaries on arms-length, market terms in an amount not exceeding $500,000,000 in any transaction), (b) any enforcement or waiver of the rights of the Company or any of its subsidiaries under any agreement between the Company or any of its subsidiaries, on the one hand, and any Stockholder or any of their respective affiliates, on the other hand, and (c) any management, monitoring, service, transaction or other similar fee payable to any Stockholder or any of their respective affiliates, with the exception of certain pre-approved transactions.

Until January 3, 2021, each Stockholder shall not, and shall cause each of its affiliates not to, directly or indirectly, alone or in concert with any other person, engage in any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act without the approval of the majority of the Disinterested Directors. Until January 3, 2020, each Stockholder shall not transfer (or enter into an agreement to transfer), record or beneficial ownership of any Company Securities to a person or “group” (as defined in Section 13(d)(3) of the Exchange Act) without the approval of the majority of the Disinterested Directors.

Registration Rights. Following 180 days after the Closing, the Stockholders will be entitled to customary demand and piggyback registration rights, subject to customary underwriter cutbacks.

Termination. The A&R Stockholders Agreement will automatically terminate on the date the Stockholders beneficially own less than 1% of the Voting Power of the Company (as defined in the A&R Stockholders Agreement).

The foregoing summary of the A&R Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Stockholders Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference herein.

The descriptions of the indemnification agreements referenced in Item 5.02 of this Current Report on Form 8-K are incorporated into this Item 1.01 by reference herein.

Item 5.01	Change in Control of Registrant.

Reference is made to the Introductory Note and Item 1.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference herein.

In connection with the Closing and the execution of the A&R Stockholders Agreement, on June 25, 2018:

•	the size of the Board increased to nine (9) directors;
•
three (3) directors who served on the Board prior to the Closing, Wesley R. Edens, Douglas L. Jacobs and Ronald M. Lott, resigned; such directors resigned solely in connection with the Closing and had no disagreement with management;

•	Purchaser’s designees to the Board, Matthew R. Michelini, Peter B. Sinensky, Marc E. Becker, Aneek S. Mamik, Valerie Soranno Keating and Richard A. Smith, were appointed as directors of the Board; and
•	Jay N. Levine was appointed as Chairman of the Board.

Because Purchaser became entitled to designate a majority of the directors of the Board, there was a change of control of the Company as of the Closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 1.01 and Item 5.01 of this Current Report on Form 8-K, each of which is incorporated into this Item 5.02 by reference herein.

The following table sets forth information regarding the Company’s directors following the Closing:

NAME	AGE	DIRECTOR CLASS	DIRECTOR SINCE
Jay N. Levine	56	Class I Director	2011

Roy A. Guthrie	64	Class I Director	2012

Peter B. Sinensky	32	Class I Director	2018

Anahaita N. Kotval	50	Class II Director	2012

Matthew R. Michelini	36	Class II Director	2018

Marc E. Becker	45	Class II Director	2018

Aneek S. Mamik	39	Class III Director	2018

Richard A. Smith	64	Class III Director	2018

Valerie Soranno Keating	54	Class III Director	2018

Biographical and related persons information regarding each of the newly appointed directors is included in the Information Statement on Schedule 14f-1 filed by the Company with the SEC on May 29, 2018, under the captions “Information Concerning Executive Officers and Directors—Expected Directors Following the Closing” and “Certain Relationships and Related Party Transactions—Transactions with Affiliates”, respectively, and is incorporated herein by reference.

Mr. Michelini shall serve as a member of the Compensation Committee, the Compliance Committee and the Executive Committee, Mr. Sinensky shall serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee, Mr. Mamik shall serve as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee, Ms. Keating shall serve as a member of the Compliance Committee and Mr. Smith shall serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

In addition, effective as of the Closing, each of Mr. Levine and Ms. Kotval will serve as a member of the Compliance Committee.  Ms. Kotval will no longer serve on the Audit Committee or the Nominating and Corporate Governance Committee.

Each of the nine directors of the Board has entered into, or will enter into, an indemnification agreement with the Company, effective as of the date of the Closing. The form of such agreements is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference herein.

In connection with their service as directors of the Board, each of Valerie Soranno Keating and Richard A. Smith will receive the director compensation described in the section captioned “Executive Compensation – Independent Director Compensation” in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on March 29, 2018, which is incorporated herein by reference.  Such director compensation for 2018 shall be prorated based on the period of time each such person serves as a director of the Board.

Item 8.01.	Other Events.

In connection with SFH’s sale of its stake to Purchaser, certain executive officers who are holders of incentive units of SFH are entitled to receive a distribution of approximately $106 million in the aggregate from SFH as a result of their ownership interests in SFH.  Although the distribution will not be made by the Company or its subsidiaries, under applicable accounting rules the Company (through Springleaf Finance Corporation) will recognize a charge of approximately $106 million to compensation and benefits expense, with an equal and offsetting increase to additional paid-in-capital.  The impact to the Company is non-cash, tangible equity neutral and non-tax-deductible.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Stockholders Agreement

10.2	Form of Individual Director Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OneMain Holdings, Inc.

Date: June 25, 2018	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer